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                                                                   EXHIBIT 10.60


                     [BullsEye Marketing, Inc. Letterhead]




July 13, 1998

                            BullsEye Marketing, Inc.
                              Consulting Agreement

This Financial Consulting Agreement is made the 10th day of July 1998 by and between Princeton Dental Management (the "Company") and BullsEye Marketing, Inc. (the "Consultant").

Preamble
--------

Whereas the Company desires to engage Consultant as an independent contractor and Consultant desires to render services to Company as an independent contractor on the conditions and terms hereinafter set forth:

Consultant's Services
---------------------

Consultant will provide the Company consulting services in connection with the following matters:

* Use our best efforts to assist Princeton Dental Management Corporation in the exercising of outstanding publicly-held warrants.

          A. Assist the Company through introductions to high end money managers and investment bankers.

          B. Assist the Company in building market awareness of the Company through introductions to qualified industry analysts.

* Use our best efforts to induce brokerage firms to consider the Company's securities as appropriate investments for their retail clients.

          A. Consultant will send qualified self-generated leads to approved brokers.

* Recruit and supervise a graphic design firm acceptable to the Company's Board of Directors, to assist the company in the design and production of their corporate information in a well organized media kit.


The Company's Responsibility
----------------------------

1. The Company shall supply the Consultant on a regular and timely basis with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising the Consultant of any fact which would affect the accuracy of any prior data and information supplied to the Consultant.

2. Consultant, in the absence of notice in writing from the Company, may rely on the continuing accuracy of material information and data supplied by the Company.
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Terms of Engagement
-------------------

1.   Appointment.   The Company hereby appoints, retains and employs Consultant on the terms and conditions of this agreement. Consultant accepts such appointment and agrees to perform services upon the terms and conditions of this agreement and in full compliance with law, including all applicable state and federal security laws. Consultant in no sense is authorized to speak for the Company or to oblige the Company in any manner whatsoever. Consultant shall not distribute or release any literature or information that has not been pre-approved in writing by the Company. Consultant agrees to indemnify Company and hold Company entirely harmless for any loss, damage or cause of action arising in any way out of Consultant's actions in distributing or releasing literature or information that has not been pre-approved in writing by the Company.


2.   Term.          The terms of this agreement shall commence upon the signing and shall automatically renew subject to termination on a month to month basis.

3.   Fee.           A:   The sum of $1,000.00 paid at monthly intervals during
                         the course of this agreement. The fee for the month in which this agreement commences shall be prorated and, thereafter, the fee for successive months during the course of this agreement is to be paid at the beginning of each new month.

                    B: Reasonable expenses not to exceed $250.00 per month to be paid Consultant after provision by Consultant to Company of itemization and supporting bills therefor.

4.   Options.       A:   250,000 options are to be issued to BullsEye Marketing,
                         Inc. within thirty (30) days of the commencement of this Agreement.

                    B:   These options shall be execrable for a period of six
                         (6) months from the commencement of this Agreement and, at the sole and exclusive option of the Company, no matter how arbitrary, may be extended for additional periods of six (6) months.

                    C: These options are execrable at the same exercise price and terms as the current underlying publicly-held warrants.

                    D: In the event that the Company reduces the exercise price on said publicly-held warrants, the price of the issued options will be matched.


This agreement may be terminated at any time at the sole and exclusive option of the Company, no matter how arbitrary.


BullsEye Marketing, Inc., by:       Princeton Dental Management Corporation, by:


/s/ Paul A. Kaplan                  /s/ Frank Leonard Laport
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Paul A. Kaplan, President            Frank Leonard Laport, CEO


Date: 07-13-98                      Date: 7/14/98
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